EX-35.2


(logo) TORCHLIGHT
INVESTORS
TORCHLIGHT LOAN SERVICES

OFFICER'S CERTIFICATE

March 13, 2014

U.S. Bank National Association
Attention: Global Corporate Trust Services
COMM 2012-CCRE4
Cmbs.transactions@usbank.com

Wells Fargo Bank, National Association
Attention: Corporate Trust Services-COMM
2012-CCRE4
trustcompliance@wellsfargo.com
ctsservicercomplianceteam@wellsfargo.com

Fitch, Inc.
Attention: Commercial Mortgage Surveillance
Info.cmbs@fitchratings.com

Moody's Investors Services, Inc.
Attention: CMBS Surveillance Group
cmbssurveillance@moodys.com

Standard & Poor's Ratings Services
Attention: CMBS Surveillance Group
Servicers_CSEAM@standardandpoors.com

Deutsche Mortgage & Asset Receiving
Corporation
60 Wall Street
New York, NY 10005
Attention: Lainie Kaye

Third Point, LLC
Attn: Operations
operations@thirdpoint.com

Park Bridge Lender Services LLC
Attention: David Rodgers
David.rodgers@parkbridgefinancial.com

Wells Fargo Bank Commercial Mortgage
Servicing
Attn: Compliance Department
Nesha.harrell@wellsfargo.com
Lyn.smith@wellsfargo.com


Re: COMM 2012-CCRE4, Commercial Mortgage Pass-Through Certificates

Dear Sir or Madam:

This Officer's Certificate is provided to you by Torchlight Loan Services, LLC ("Torchlight"), pursuant to Sections 10.11, 10.12 and 10.13 of that certain Pooling and Servicing Agreement ("PSA") dated as of November 1, 2012 relative to the above referenced securitization for which Torchlight acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Torchlight, hereby informs you that (i) a review of the activities of the Special Servicer during the preceding calendar year (the "Reporting Period") and of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all of its material obligations under this Agreement in all material respects throughout such Reporting Period, and (iii) the Special Servicer has received no notice regarding the qualification, or challenging the status, of any Trust REMIC as a REMIC from the IRS or any other governmental agency or body.


230 Park Avenue New York, New York 10169
T 212.488.3653 F 646.253.9753
E jbaron@torchlightinvestors.com
  www.torchlightinvestors.com


(page)


Sincerely,

Torchlight Loan Services, LLC
A Delaware Limited Liability Company,

By:/s/ Jacob Baron
   Jacob Baron
   Authorized Signatory

230 Park Avenue New York, New York 10169
T 212.488.3653 F 646.253.9753
E jbaron@torchlightinvestors.com
  www.torchlightinvestors.com